RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Rocco Campanelli
Pennsauken, NJ 08109	info@rcmt.com	President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES FIRST QUARTER RESULTS

Pennsauken, NJ – May 13, 2015 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, information technology and specialty health care services, today announced financial results for its first quarter, the thirteen week period ended April 4, 2015.

RCM Technologies reported revenues of $48.0 million for the thirteen week period ended April 4, 2015, a 1.2% decrease as compared to $48.6 million for the thirteen week period ended March 29, 2014 (the comparable prior year period). Gross profit was $13.3 million for the thirteen week period ended April 4, 2015, an 8.5% increase over $12.3 million for the comparable prior year period.  Operating income was $2.4 million for the thirteen week period ended April 4, 2015, a 15.6% increase over $2.0 million for the comparable prior year period. Net income for the thirteen week period ended April 4, 2015 was $1.4 million, or $0.11 per diluted share, as compared to $1.2 million, or $0.10 per diluted share, for the comparable prior year period.

For the thirteen week period ended April 4, 2015 and the comparable prior year period, the Company generated total revenues from its Canadian clients of $12.6 million and $14.6 million in Canadian dollars, respectively, which translated to $10.2 million and $13.2 million in revenues in U.S. dollars, respectively. Had the effective Canadian exchange rate for the thirteen week period ended April 4, 2015 of 80.6% been the same as the comparable prior year period effective rate of 90.3%, reported revenues in U.S. dollars for the thirteen weeks ended April 4, 2015 would have been $1.2 million higher.

Rocco Campanelli, President and Chief Executive Officer of RCM Technologies, commented, “We are generally pleased with the consolidated results of our first quarter. While we experienced a slight decline in revenues in the first quarter of 2015 versus the first quarter of 2014, we grew gross profit and operating income by 8.5% and 15.6%, respectively. Our Specialty Healthcare segment led the way with revenue and gross profit growth of 19.2% and 25.6%, respectively. Our IT Consulting & Solutions Group (“ITC&S”) continues on a positive growth curve. What is particularly rewarding is that some of this growth is being realized from groups within ITC&S that have not made significant contributions in the recent past.  We expect to see some softness in our performance in the second quarter of 2015 as we are experiencing delays or gaps in major projects for our Canadian Engineering Group. However, we have a robust pipeline in Canada and we anticipate that we will be in a position to announce several major project wins in the near future.  Our pipeline across all three of our segments is favorable.”

Kevin Miller, Chief Financial Officer of RCM Technologies, added, “The Company is cautiously optimistic that overall results for fiscal 2015 should remain favorable as compared to fiscal 2014.  However, due to gaps and timing of projects, primarily in the Company’s Canadian Engineering Group, we expect to see a decline in operating income in the second quarter of 2015 as compared to both the second quarter of 2014 and the first quarter of 2015. Our current estimate is that operating income for the second quarter of 2015 will be somewhere between $1.0 million and $1.6 million. Because of our strong pipeline, it benefits us to carry a large bench of engineers in Canada, even though they may not have billable work until our pipeline is realized as expected. This will result in reductions to our gross and operating margins in the near term. That said, we do have several multi-million, multi-year opportunities in our pipeline that we expect to win in 2015, and which we anticipate will positively impact performance starting sometime in the second half of 2015. For example, we have been told that we are being recommended to the Board of Education of a major US city as the exclusive vendor for school nursing services. While we cannot provide assurances that we will ultimately win the contract, we believe that opportunity, if realized, will generate approximately $6.0 million annually starting in September 2015 and that contract should be for six years.  Additionally, after a competitive bidding process, we have been awarded the renewal of our exclusive school nursing contract with the Hawaii Department of Education for three years starting in August 2015.”

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions.  In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline and potential project wins and our expectations for growth in our business. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.  Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
 (In Thousands, Except Share and Per Share Amounts)

	Thirteen Week Periods Ended
	April 4, 2015	March 29, 2014
Revenues	$47,966	$48,569
Cost of services	34,663	36,312
Gross profit	13,303	12,257
Selling, general and administrative	10,632	9,948
Depreciation and amortization	316	271
Operating income	2,355	2,038
Other expense, net	(135)	(62)
Income before income taxes	2,220	1,976
Income tax expense	832	773
Net income	$1,388	$1,203

Diluted net earnings per share data	$0.11	$0.10

RCM Technologies, Inc.
Summary Consolidated Selected Balance Sheet Data
 (In Thousands)

	April 4, 2015	January 3, 2015
	(Unaudited)
Cash and cash equivalents	$528	$6,411
Accounts receivable, net	$62,277	$59,187
Total current assets	$70,589	$72,579
Total assets	$85,467	$87,273
Total current liabilities	$21,616	$23,633
Borrowing under line of credit	$20,000	$20,000
Net debt (borrowings less cash)	$19,472	$13,589
Total liabilities	$42,391	$44,408
Stockholders’ equity	$43,076	$42,865

RCM Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
 (Unaudited)
(In Thousands)

	Thirteen Week Periods Ended
	April 4, 2015	March 29, 2014
Net income	$1,388	$1,203
Adjustments to reconcile net income to cash provided by operating activities	1,135	622
Changes in operating assets and liabilities
Accounts receivable	(4,991)	(4,247)
Prepaid expenses and other current assets	(68)	(1,227)
Net of transit accounts receivable and payable	(2,106)	65
Accounts payable and accrued expenses	1,519	36
Accrued payroll and related costs	(1,631)	1,050
Income taxes payable	(155)	(309)
Total adjustments	(6,297)	(4,010)
Cash used in operating activities	($4,909)	($2,807)

Net cash used in investing activities	(617)	(484)
Net cash provided by (used in) financing activities	108	(94)
Effect of exchange rate changes	(465)	(337)
Decrease in cash and cash equivalents	($5,883)	($3,722)

RCM Technologies, Inc.
Summary of Selected Income Statement Data
 (Unaudited)
(In Thousands)

	Thirteen Week Period Ended April 4, 2015
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$22,791	$14,655	$10,520	$47,966
Cost of services	17,164	10,097	7,402	34,663
Gross Profit	$5,627	$4,558	$3,118	$13,303
Gross Margin	24.7%	31.1%	29.6%	27.7%

	Thirteen Week Period Ended March 29, 2014
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$24,724	$15,019	$8,826	$48,569
Cost of services	19,488	10,480	6,344	36,312
Gross Profit	$5,236	$4,539	$2,482	$12,257
Gross Margin	21.2%	30.2%	28.1%	25.2%